UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 16, 2010, HeartWare, Inc. (the “Company”), a subsidiary of HeartWare International, Inc., renewed its lease for its Framingham, MA location.  Under the amended lease the Company will occupy additional space later in 2010, increasing its total square footage from 7,020 to approximately 15,000.  Base rent obligations will increase to approximately $275,000 per year.  The lease term expires on December 31, 2014 and the Company has an option to renew for an additional four-year period at fair market value. The Company also has an option to expand with an additional 3,002 square foot space in the building.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Business Lease, dated August 9, 2010, between HeartWare, Inc. and Atlantic-Philadelphia Realty LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: August 19, 2010	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Second Amendment to Business Lease, dated August 9, 2010, between HeartWare, Inc. and Atlantic-Philadelphia Realty LLC